UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2006
Monarch Community Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)
(517) 278-4566

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
          Monarch Community Bancorp, Inc. has entered into a management continuity agreement with one of its executive officers – Eric C. Cook, Vice President and Regional President. The material terms of the management continuity agreement is set forth below. The form of management continuity agreement was filed as Exhibit 10.2 to the Company’s annual report on Form 10-K for the year ended December 31, 2005 and is incorporated herein by reference.
Section 1. Definition of Change in Control; Change in Control Period
     1.1 Change in Control. For purpose of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred upon:
     (A) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board maybe cast;
     (B) there occurs a change in control of the Bank within the meaning of the Home Owners Loan Act of 1933 or 12 C.F.R. Part 574;
     (C) as a result of, or in connection with, any merger or other business combination, sale of assets or contested election, wherein the persons who were directors of the Company before such transaction or event cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or
     (D) the Company transfers substantially all of its assets to another corporation or entity which is not an affiliate of the Company.
Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred:
     (A) solely because more than 25% of the combined voting power of the then outstanding voting securities of the Company are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Bank or the Company, or (2) in the event of a merger or similar transaction involving the Company or the Bank occurs and immediately following such transaction, persons who were shareholders of the Company immediately prior to such transaction remain shareholders of the Company or other party to the transaction in the same proportion as their previous ownership of stock; or
     (B) if Executive agrees in writing that the transaction or event in question does not constitute a Change of Control for the purposes of this Agreement.

     1.2 Change in Control Period. The Change-in-Control Period shall mean the period commencing on the date of a Change in Control and ending on the twelve (12) month anniversary of the date thereof.
Section 2. Obligations of the Company upon Termination.
     2.1 Other than for Cause, Death, Disability or Retirement. If, during the Change-in-Control Period, Executive’s employment is terminated by the Company or the Bank other than for Cause (as hereinafter defined), Death, Disability (as hereinafter defined), or Retirement (as hereinafter defined) or if Executive terminates (his/her) employment for Good Reason (as hereinafter defined), Executive shall receive:
     (A) (his/her) annual base salary for a period of twelve (12) months following the date of termination in an amount not less than (his/her) base salary in effect immediately prior to the Change in Control; plus
     (B) Executive and Executive’s family shall continue to be provided, at the expense of the Company, continuing health care coverage under health care programs in effect immediately prior to the Change of Control (or health care programs substantially similar thereto) for a period of twelve (12) months after the date of termination, provided that, to the extent Executive paid a portion of the premium for such benefit while employed, Executive shall continue to pay such portion during the period of continuation hereunder and provided further, that if such benefit is subject to the health care continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) then any period of continuation hereunder shall be credited against the continuation rights under COBRA and Executive will be required to complete all COBRA election and other forms.
     2.2 Cause; Death; Disability; Retirement. If Executive’s employment is terminated by reason of Death, Disability or Retirement during the Change-in-Control Period, this Agreement shall terminate without further obligation to Executive or (his/her) legal representatives other than the obligation to pay to Executive (his/her) annual base salary through the date of termination and to provide Executive any other benefits which have accrued prior to the date of termination.
     2.3 Cause. If Executive’s employment shall be terminated for Cause during the Change-in-Control Period, this Agreement shall terminate without further obligations to Executive.

Section 3. Definitions.
     3.1 Cause. For purposes of this Agreement, Cause shall mean termination due to Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or to follow one or more specific written directives of the Board, reasonable in nature and scope, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement (which is not cured within thirty (30) days after its occurrence and notice to Executive). Any determination of “Cause” as defined by this Section 4.1 shall be determined by a majority vote of the Board of Directors of the Company or the Bank.
     3.2 Disability. “Disability” shall have the meaning as such term has under the Company’s Long-Term Disability Plan.
     3.3. Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events which have not been consented to in advance by Executive in writing:
     (A) if Executive would be required to move (his/her) personal residence or perform (his/her) principal executive functions more than twenty-five (25) miles from Executive’s primary office as of the date immediately prior to the Change of Control;
     (B) if the Company should fail to maintain Executive’s base salary or fail to maintain employee benefit plans or arrangements generally comparable to those in place as of the date immediately prior to the Change in Control, except to the extent that such reduction in employee benefit plans is part of an overall adjustment in benefits for all employees of the Company or the Bank; or
     (C) if Executive would be assigned substantial duties and responsibilities other than those normally associated with the position referenced in the preambles to this Agreement.
The preceding events shall only provide the basis for “Good Reason” if Executive provides notice of such events within one hundred twenty (120) days of their occurrence in the manner required by Section 5.1 of this Agreement.
     3.4 Retirement. For purpose of this Agreement, termination of Executive’s employment based on “Retirement” shall mean voluntary termination in accordance with the Company’s retirement policy, including early retirement, generally applicable to the Company’s salaried employees or in accordance with any retirement arrangement established with Executive’s consent.

Section 4. Excise and Other Tax Ramifications.
     4.1 Reduction in Excess Parachute Payments Tax Ramifications. In the event it shall be determined that any payment made hereunder or pursuant to any other plan following a Change in Control (whether paid or payable pursuant to the terms of this Agreement) would be subject to the excise tax imposed in Section 4999 of the Internal Revenue Code of 1986 (the “Code”), then payments pursuant to this Agreement or payments under any other agreement or plan that are treated as being contingent upon a change in control under Section 280G of the Code shall be reduced to the maximum amount that may be paid to Executive or for (his/her) benefit without any such payment constituting an “parachute payment,” as defined by Section 280G of the Code. The determination of the maximum amount payable to Executive or for (his/her) benefit shall be made by an accounting firm mutually acceptable to Executive and the Company, and unless Executive directs otherwise, payments that are considered to be partially contingent upon a change in control shall be the last payments to be reduced.
     4.2 Section 162(m). Should payments be precluded from deduction by the Company under Section 162(m) of the Code, the Company may defer until the first day of the tax year following the year in which determination is made that payments will be non-deductible under 162(m) (the “Determination Year”) only those amounts necessary to maintain the tax deductibility of compensation paid to Executive in the Determination Year.
Section 5. Administration of the Agreement.
     5.1 Notice of Termination. Any termination by the Company or by Executive shall be communicated by a written notice to the other party hereto and shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon by the party, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision indicated and the date of termination.
     5.2 Date of Termination. The date of termination shall mean:
     (A) if Executive’s employment is terminated by the Executive for Good Reason, the date of the receipt of the notice contemplated by Section 5.1 hereof;
     (B) if Executive’s employment is terminated by the Company or the Bank other than for Death, Disability or Retirement, the date of termination shall be the date on which the Company or the Bank notifies Executive of the termination; and
     (C) if Executive’s employment is terminated by reason of Death, Disability or Retirement, the date of termination shall be the date of Executive’s Death, Disability or Retirement, as the case may be.

Section 6. Arbitration.
     (A) In the event of dispute under this Agreement, the parties agree pursuant to MCLA 600.5001; MSA 27A.5001, et seq., to binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration of the dispute is made, with the place of arbitration being Coldwater, Michigan. The prevailing party in any such arbitration shall be entitled to recover from the other party all expenses for attorneys, fees and costs incurred by the prevailing party in conjunction with the arbitration proceedings. The decision and award of the arbitrator made under the AAA rules shall be exclusive, final and binding on all parties, their heirs, representatives, affiliates, successors and assigns. It is further agreed that any arbitration award may be certified to the Branch County Circuit Court which shall render a judgment upon the award made pursuant to said arbitration;
     (B) Limited civil discovery shall be permitted for the production of documents and the taking of depositions, provided, however, that no party is permitted to take the deposition of more than three witnesses except by agreement of the other party or upon order of the arbitrator pursuant to the motion of a party. Subject to the foregoing limitations, discovery shall be conducted in accordance with the Michigan Court Rules with any enforcement issues resolved by the arbitrator;
     (C) The arbitration and all proceedings, discovery and any award of the arbitrator, are confidential. Neither the parties nor the arbitrator shall disclose any information gained during the course of the arbitration or any person or entity who is not a party to the arbitration unless permitted by law. Attendance at the arbitration shall be limited to the parties, counsel and those called as witnesses; and
     (D) Executive and the Company acknowledge that each has had the opportunity to consult with counsel of choice before signing this agreement, and Executive and the Company each hereby knowingly and voluntarily, without coercion, WAIVES ALL RIGHTS TO TRIAL BY JURY or all disputes between them and instead agrees to binding arbitration.
Section 7. Successors and Assigns. [Not Material]
Section 8. Amendments. [Not Material]
Section 9. Applicable Law. [Not Material]
Section 10. Severability. [Not Material]
Section 11. Notice. [Not Material]
Section 12. No Mitigation. [Not Material]

Section 13. Termination of Agreement. The Agreement shall continue until, and terminate, one (1) year from the date hereof; provided, however, that the Agreement shall be renewed automatically for subsequent one (1) year periods unless the Board of Directors of the Company, by resolution duly adopted at least three (3) months prior to the end of the first one (1) year period or of any subsequent one (1) year period, indicates that the Agreement shall not be renewed. Further, if a Change in Control occurs during the term of the Agreement, the Agreement shall continue until the Company shall have fully performed all of its obligations hereunder.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

	10.1	Form of Management Continuity Agreement (incorporated by reference from Exhibit 10.2 to Monarch Community Bancorp, Inc. Annual Report on Form 10-K for the Year Ended December 31, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: April 26, 2006	/s/Donald L. Denney
Donald L. Denney,
President and Chief Executive Officer